SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): February 26, 2002

CSK AUTO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798

(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona	85012

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code)	(602) 265-9200

Item 5. Other Events.
Item 7. Exhibits
SIGNATURE
EX-99.1

Item 5. Other Events.

On February 26, 2002, CSK Auto Corporation issued a press release, attached as Exhibit 99.1, announcing that its shareholders approved the Company’s issuance of common stock to certain investors upon the conversion of, and in lieu of cash interest payments on, certain outstanding 7% convertible subordinated debentures. The shareholders also approved the Company’s issuance of additional shares of common stock that may be issued to such investors as a result of certain adjustment provisions contained in the conversion features of such convertible debentures.

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Item 7. Exhibits

99.1	February 26, 2002 Press Release

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSK Auto Corporation

	By:	/s/ DON W. WATSON

Don W. Watson

Senior Vice President

Chief Financial Officer

and Treasurer

DATED: March 5, 2002

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